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                                  EXHIBIT 12.2
          UNION OIL COMPANY OF CALIFORNIA AND CONSOLIDATED SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES








                                                             For the Six Months
                                                                Ended June 30
                                                            --------------------
Millions of dollars                                               1999      1998
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    ..................................................
Earnings (loss) from operations ......................            $ 30      $134
Provision for income taxes ...........................              45       144
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      Earnings subtotal ..............................              75       278
Fixed charges included in earnings:
   Interest expense ..................................              93        83
   Interest portion of rentals .......................              10        12
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      Fixed charges subtotal .........................             103        95
Earnings (loss) from operations
   available before fixed charges ....................             178       373
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Fixed charges:
   Fixed charges included in earnings ................             103        95
   Capitalized interest ..............................               9        17
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      Total fixed charges ............................            $112      $112
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Ratio of earnings from operations
    to fixed charges .................................             1.6       3.3
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